                                    FORM 8-K

                                 CURRENT REPORT


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report July 19, 1999


                               CIRRUS LOGIC, INC.
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                   0-17795                 77-0024818
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)

                   3100 West Warren Avenue, Fremont, CA 94538
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 623-8300


- -------------------------------------------------------------
(Former name or former address, if changed since last report)

                               CIRRUS LOGIC, INC.

                                      INDEX

                                                                            Page
Item 2.   Acquisition or Disposition of Assets                               3

Item 7.   Financial Statements and Exhibits                                  4

Signatures                                                                   4

Item 2.  Acquisition or Disposition of Assets

Disposition of the Company's Interest in the MiCRUS Joint Venture

During June of 1999 Cirrus Logic, Inc. (the "Company" or the "Registrant") signed a Restructuring Agreement with International Business Machines Corporation ("IBM") to divest the Company's interest in one of the Company's manufacturing joint ventures, MiCRUS.

On July 19, 1999, the closing date, the Company was required to pay $135 million in cash to IBM and to transfer to IBM shares of common stock of the Company valued at $32 million. The Company also transferred to IBM the Company's partnership interest and certain assets relating to the partnership's operation, and will forgive certain debts owed to the Company by IBM and/or MiCRUS relating to the use of certain assets prior to the closing date.

In exchange for this consideration, IBM will release the Company of its obligations to support the partnership and to maintain certain lease payment guarantees issued jointly and severally with IBM. IBM will be responsible for the costs associated with winding down the partnership, including costs associated with employee terminations and the dismantling of equipment, except costs incurred by the partnership prior to the closing date. The Company also committed to an amended wafer purchase agreement.

The Company agreed to use its best efforts to file an effective shelf registration statement with the U.S. Securities & Exchange Commission listing IBM as a selling shareholder such that IBM may sell the transferred Cirrus Logic, Inc. shares in the future. Additionally, the Company guaranteed to IBM the value of the transferred shares in the event that the Company is unable to complete an effective registration statement or to the extent that IBM realizes losses in the market value of the transferred shares pending closure of this transaction. IBM will split with the Company any share appreciation in excess of the guaranteed value up to a maximum of $48 million.



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Item 7.  Financial Statements and Exhibits

        b)      Pro Forma Financial Information*

        c) Restructuring Agreement among Cirrus Logic, Inc., International Business Machines Corporation, Cirel Inc., Micrus Holdings Inc., and Micrus *

* Filed herewith



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Cirrus Logic, Inc.
July 30, 1999
Date                                        /s/ GLENN C. JONES
                                            Glenn C. Jones
                                            Vice President, Chief
                                            Financial Officer,
                                            Treasurer and Secretary

Cirrus Logic Unaudited Pro-Forma Condensed Consolidated Financial Statements

The following unaudited pro forma consolidated balance sheet at March 27, 1999 gives effect to the estimated financial impact of the MiCRUS Joint Venture Restructuring Agreement (the "Agreement") with IBM. The pro forma consolidated balance sheet as of March 27, 1999, gives pro forma effect to the Agreement as if such transactions were consummated on that date. The Company has not presented a pro forma statement of operations for any period as it believes that any recurring adjustments, which primarily arise from the revised wafer purchase commitment, will occur subsequent to the disposition of the equity investment in MiCRUS and will be based on the level of future wafer purchases and are not currently factually supportable.

The Unaudited Pro Forma Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements and notes thereto that are included in the Company's Form 10-K filed with the Securities and Exchange Commission on June 14, 1999. The Unaudited Consolidated Pro Forma Financial Statements have been prepared by Cirrus Logic management and are not necessarily indicative of the presentation of the Company's balance sheet or results of operations for any future period.

                                                         March 27, 1999
                                            -----------------------------------------
                                              Cirrus        Pro Forma        Cirrus
                                            Historical     Adjustments      Pro Forma
                                            ---------       ---------       ---------
Balance Sheet Data (in thousands):

Current assets:
Cash and cash equivalents                   $ 144,457       $(135,000) A        9,457
Restricted cash                                86,277            --            86,277
Short-term investments                         74,616            --            74,616
Accounts receivable, net                       66,063            --            66,063
Inventories                                    40,262            --            40,262
Other current assets                           19,039            --            19,039
                                            ---------       ---------       ---------
Total current assets                          430,714        (135,000)        295,714

Property & equipment, net                      48,024            --            48,024

Investment in joint venture                    14,000            --            14,000
Deposits & other assets                        39,892            --            39,892
                                            ---------       ---------       ---------
                                            $ 532,630       $(135,000)        397,630
                                            =========       =========       =========

Liabilities & Net Capital Deficiency:
Current liabilities:
Accounts payable and other accrued
  liabilities                               $ 193,309       $ (18,069) A    $ 175,240
Accrued salaries and benefits                  13,724            --            13,724
Current maturities of long-term
   debt and capital lease obligations          23,076            --            23,076
Income taxes payable                           36,593            --            36,593
                                            ---------       ---------       ---------
Total current liabilities                     266,702            --           248,633

Capital lease obligations
   and long term debt                          14,417            --            14,417
Other long-term obligations                     9,231            --            46,031
Convertible subordinated notes                300,000            --           300,000

Net capital deficiency                        (57,720)      (116,931) A      (174,651)
                                            ---------       ---------       ---------
                                            $ 532,630       (135,000)       $ 397,630
                                            =========       =========       =========


Notes to Unaudited Pro-Forma Condensed Consolidated Financial Data

(A) The Agreement requires the Company to pay $135 million in cash to IBM and issue into an escrow account shares of the Company's common stock with a fair value (based on the average closing price of the Company's common stock for the 20 days prior to closing) of $32 million. Under the escrow arrangement, the escrow period ends on April 1, 2000, wherein some or all of the shares will be released to IBM. If the fair value of the shares on April 1, 2000 is less than $32 million, Cirrus must pay the difference to IBM in cash. If the fair value of the shares exceeds $32 million, shares equal to one-half of the excess over $32 million are returned to the Company and the remaining shares are released to IBM.

     During the six month period following April 1, 2000, IBM may sell on the open market the Cirrus stock it received. If at the end of the six month period on October 1, 2000, IBM has sold at least 15% of the Cirrus stock, it can require Cirrus to purchase the remaining shares for cash such that the total received by IBM, including the amounts IBM received in open market sales, is $32 million. If during the six month period ending on October 1, 2000, the Cirrus stock received by IBM appreciates to over $32 million, IBM may keep all proceeds from the sale of stock in excess of $32 million up to a maximum of $48 million. Amounts received by IBM in excess of $48 million must be returned to Cirrus.

     Because Cirrus has guaranteed IBM a minimum of $32 million in cash, either through open market sales of Cirrus stock or through repurchase of the stock directly by Cirrus, the fair value of the shares placed in escrow as well as the value associated with the embedded stock derivative granted to IBM has been reflected in the accompanying pro forma balance sheet as a liability. The fair value of the embedded stock derivative was estimated by the Company based on discussions with outside investment advisors.

     A summary of the pro forma impact on the balance sheet is as follows:

     Cash payments to IBM                                      $135,000
     Stock issued into escrow                                    32,000
     Embedded derivative                                          4,800
     Reduction of wafer purchase commitment                     (54,869)
                                                                --------
     Total impact on Net Capital Deficiency                    $116,931

     The total loss of $116,931 has not been reflected in the unaudited pro forma consolidated condensed statement of operations since such amount is non-recurring in nature.



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                                  EXHIBIT INDEX


    Exhibit                                                                              Page
    -------                                                                              ----
        2.1     Restructuring Agreement among Cirrus Logic, Inc., International
                Business Machines Corporation, Cirel Inc., Micrus Holdings Inc.,
                and Micrus